Exhibit 2

MEMBERS OF THE BOARD AND THE EXECUTIVE OFFICERS

OF

AXA ASSURANCES IARD MUTUELLE

The names of the Members of the Board of Directors and of the Executive Officers of AXA Assurances IARD Mutuelle and their business addresses and principal occupations are set forth below. If no address is given, the Member’s or Executive Officer’s business address is that of AXA Assurances IARD Mutuelle at 313, Terrasses de l’Arche, 92727 Nanterre Cedex, France. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to AXA Assurances IARD Mutuelle and each individual is a citizen of the Republic of France.

Name, Business Address	Present Principal Occupation

* Henri de Castries AXA 25, avenue Matignon 75008 Paris France	Chairman and Chief Executive Officer of AXA Chairman of the Board of Directors of AXA Assurances IARD Mutuelle

* Bertrand Eveno 12, rue de L’Isly 75008 Paris France	Managing Partner of BP Editions la Compagnie du Livre Rouge

* Jacques Gobert SP Gobert & Associés 32 rue Grignan 13001 Marseille France	Lawyer

* Philippe Guérand SIER Constructeur 129, boulevard Pinel 69500 Bron France	Chairman and Chief Executive Officer of Générale d’Investissements (SAS) Chairman and Chief Executive Officer of SIER Conseil Chairman of Immobiliére d’Etudes et de realisation SIER

* Frédéric Lucet Family Business Group 12, rue Auber 75009 Paris France	Manager of companies – Strategy Adviser

Name, Business Address	Present Principal Occupation

* Octave Manset 75, rue de la Tour 75016 Paris France	Vice-Chairman of the Board of Directors of AXA Assurances IARD Mutuelle

* Mrs. Christiane Marcellier JD4C Conseil 63 avenue Franklin Roosevelt 75008 Paris France	Managing Partner of JD4C Conseil

* Alain de Marcellus Cap Gemini 11, rue de Tilsit 75017 Paris France	Manager of Group Financial Services of Cap Gemini

* François Martineau Lussan / Societe d’avocats 282, boulevard Saint Germain 75007 Paris France	Attorney at law (France)

* Nicolas Moreau	Chairman & Chief Executive Officer of AXA France

* Francois Pierson Association Prévention Routiére 4 rue de Ventador 75001 Paris France	Chairman of Prévention Routiére

* Olivier Riché 47, rue de Verneuil 75007 Paris France	Chief Executive Officer of Cofitem-Cofimur

Jacques de Peretti	Chief Executive Officer - non Director of AXA Assurances IARD Mutuelle

*	Director